UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 11, 2005

GEORGIA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Georgia	001-03506	93-0432081

(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

133 Peachtree Street, N.E., Atlanta, Georgia	30303

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(404) 652-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

             Georgia-Pacific said today it has received copies of separate notices indicating that the IRS has selected for examination the Industrial Development Board of the Parish of East Baton Rouge, Louisiana, Inc. Solid Waste Disposal Revenue Bonds (Georgia-Pacific Corporation, Project), Series 2004, issued in the amount of $14.2 million; the Liberty County, Florida Industrial Development Revenue Bonds (Georgia-Pacific Corporation Project), Series 2004, issued in the amount of $25 million; and the State of Oregon Economic Development Refunding Revenue Bonds (Georgia-Pacific Corporation 1998 Project), Series 187, issued in the amount of $17.3 million (collectively, the "Bonds").

             The Series 187 bonds were issued, in part, to refund all of the $11,300,000 State of Oregon Economic Development Revenue Bonds (Georgia-Pacific Corporation 1995A Project), Series 168. As previously disclosed, the IRS has made a final adverse determination regarding the tax-exempt status of the Series 168 bonds. The notice related to the Series 187 bonds indicates that the focus of the examination is to determine the impact of the adverse determination of the tax-exempt status of the Series 168 bonds upon the Series 187 bonds, and indicates that such adverse determination could jeopardize the tax-exempt status of the Series 187 bonds.

             Also, as previously disclosed, Georgia-Pacific and the IRS have met to explore possible avenues for the Company to settle the outstanding bond examinations noted in the Company's Form 8-K filed on June 21, 2005, and have agreed to meet again in the near future to continue such discussions. The Company anticipates that such discussions will now include the examinations of the Bonds.

             The Company recognizes that holders of the Bonds should not ultimately be responsible for any federal tax owed in respect of interest on the Bonds. Accordingly, if a final determination is made that interest on such Bonds is taxable, the Company will take steps to ensure that the holders of the Bonds will be made whole with respect to any federal tax liability caused by such determination.

             Georgia-Pacific does not anticipate that any actions it may take in connection with the Bonds, including the making whole of bondholders with respect to any federal tax liability incurred by them, or the potential settlements of claims the IRS may assert with respect to other bond issues currently under examination, would have a material adverse effect on the Company's results of operation or financial condition.

             Some of the matters discussed in this Form 8-K concerning future events or circumstances, including the tax-exempt status of bonds that are under IRS examination and any settlement with the IRS regarding bonds constitute forward-looking statements and are based upon the Company's current expectations and beliefs concerning such events or circumstances. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on information known today and speak only as of the date of this filing. Actual events or circumstances may differ materially as a result of a number factors, many of which are outside the control of the Company, including, among other things, final determinations of the IRS regarding the tax-exempt status of bonds under examination or other series of bonds issued to finance solid waste disposal facilities at other Georgia-Pacific mills, the willingness of the IRS to enter into a settlement or settlements with the Company on acceptable terms, if at all, and the applicability to the Company of IRS or court decisions involving bonds issued for similar purposes on behalf of other companies, which may establish precedents regarding the taxability of such bonds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 11, 2005

GEORGIA-PACIFIC CORPORATION

		By:	/s/ DOUGLAS P. ROBERTO

		Name:	Douglas P. Roberto
		Title:	Secretary